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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of the ___ day of August, 2001, is entered into by and among AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A hereto (individually, an "Investor," and collectively, the "Investors").

                                    RECITALS

         WHEREAS, certain of the Investors (the "Series A Holders") hold shares of the Company's Series A Convertible Preferred Stock and Series A Warrants and possess registration rights and other rights pursuant to a Registration Agreement dated as of March 3, 2000 between the Company and the Series A Holders (the "Prior Agreement"); and

         WHEREAS, the Series A Holders are holders of all of the "Registrable Securities" of the Company (as defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

         WHEREAS, each of the Investors is a party to that certain Securities Purchase Agreement, dated as of the date hereof (the "Series B Securities Purchase Agreement") among the Company and the Investors providing, inter alia, for the purchase by certain of the Investors of the Company's Series B Convertible Preferred Stock and Series B Warrants;

         WHEREAS, among the conditions to the consummation of the transactions contemplated by the Series B Securities Purchase Agreement is the execution and delivery of a Registration Rights Agreement providing certain registration rights for the Investors; and

         WHEREAS, each of the parties hereto desires to set forth in a single document the registration and certain other rights of the Investors;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration the Series A Holders hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further, hereby agree as follows:

         Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Charter" means the Company's Restated Certificate of Incorporation, as amended.

         "Closing Date" shall have the meaning set forth in Section 2.1 of the Series B Securities Purchase Agreement.
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         "Common Stock" means (i) the Company's Class A Common Stock, $.001 par value, as authorized on the date of this Agreement, (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Charter, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote may have been suspended by the happening of a contingency), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Company Indemnified Person" means the Company, its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Securities so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act.

         "Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Excluded Registration" means a registration under the Securities Act covering shares issued or issuable solely (i) in connection with an acquisition of another entity or business or (ii) upon the exercise of stock options or pursuant to employee benefit plans, including registration statements on Form S-4, S-8 or any successor form.

         "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof.

         "Holder Indemnified Person" means the Holder and each underwriter of the Registrable Shares (including their officers, directors, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such Holder or any such underwriter within the meaning of Section 15 of the Securities Act.

         "Investors" means the investors listed on Schedule A hereto who execute a counterpart of this Agreement.

         "Liabilities" means for purpose of Sections 6 and 7 hereof any claims, damages, losses, liabilities or expenses.

          "Material Adverse Effect" means (i) a material adverse effect on the results of operations, business or financial condition of the Company, or (ii) any material limitation upon the ability of the Company to perform its obligations under, or upon the legality, validity or enforceability of, this Agreement.

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         "Persons" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Preferred Stock" means a collective reference to the Company's Series A Convertible Preferred Stock and the Company's Series B Convertible Preferred Stock.

         "Register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

         "Registrable Securities" means (i) Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock issuable or issued upon the exercise of any of the Warrants and (iii) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other similar event; provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement under the Securities Act, Rule 144 promulgated under the Securities Act, or any sale, transfer or assignment in any manner to any Person who, by virtue of Section 14 or 15(d) hereof, is not entitled to the rights provided by this Agreement.

         "Registration Statement" means a registration statement on Form S-3 (or any similar form promulgated by the SEC which permits short form registration using extensive incorporation by reference) filed under the Securities Act pursuant to this Agreement; provided, however, that in the event the Company is ineligible for Form S-3, "Registration Statement" shall mean any registration statement under the Securities Act.

         "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

         "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Series A Warrants" means those warrants issued pursuant to that certain Securities Purchase Agreement, dated as of February 3, 2000 among the Company and the Series A Holders.

         "Series B Warrants" means those warrants issued pursuant to the Series B Securities Purchase Agreement.

         "Warrants" means, collectively, the Series A Warrants and the Series B Warrants.

         Section 2. Demand Registrations.

                  (a) If, on or after ninety (90) days after the Closing Date, at any time or from time to time, one or more Holders of at least 20% of the Registrable Securities then outstanding shall notify the Company in writing (a "Registration Notice") that it or they intend to offer or

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cause to be offered for sale or exchange Registrable Securities, the Company will so notify (a "Registration Invitation") all Holders of Registrable Securities, including all Holders who have a right to acquire Registrable Securities. Within ten (10) days after receiving a Registration Invitation, each Holder (other than the Holder or Holders giving the Registration Notice) shall notify the Company in writing if such Holder requests that a Registration Statement include all or any part of the such Holder's Registrable Securities. Within thirty (30) days after the date the Company receives a Registration Notice but not earlier than twenty (20) days thereafter, the Company will prepare and file with the SEC a Registration Statement covering such of the Registrable Securities as may be requested by any Holder thereof (including the Holder or Holders giving the Registration Notice); provided, that, except with respect to a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Act (or any successor rule or similar provision then in effect), the Company shall have no obligation to file a Registration Statement covering Registrable Securities having an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $1,000,000. The Company shall use its reasonable best efforts to cause each Registration Statement to be declared effective by the SEC within sixty (60) days after the date such Registration Statement is filed with the SEC. The Company shall use its best efforts to remain qualified to register securities on Form S-3 (or any similar form promulgated by the SEC which permits short form registration using extensive incorporation by reference) under the Securities Act.

                  (b) The Company shall not be obligated to register, pursuant to this Section 2, the Registrable Securities of any Holder who fails promptly to provide the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation of the Registration Statement.

                  Section 3. "Piggy-Back" Registrations.

                  (a) In addition to its rights under Section 2 hereof, if at any time the Company shall determine to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act, other than an Excluded Registration, it shall send to each Holder of Registrable Securities, including each Holder who has the right to acquire Registrable Securities, written notice of such determination. If within ten (10) days after receipt of such notice, such Holder shall so request in writing, the Company will, subject to the limits of this Section 3, use its best efforts to include in the Registration Statement all or any part of the Registrable Securities the Holder requests to be registered therein.

                  (b) If the offering under this Section 3 involves an underwriting of Common Stock to be issued by the Company and the managing underwriter imposes a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all selling stockholders, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities which Holder has requested for inclusion hereunder as is so determined by the underwriter.

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         Section 4. Registration Procedures.

                  (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of Registrable Securities under the Securities Act, the Company will:

                                    (i) maintain the effectiveness of the
                           Registration Statement until the earlier to occur of
                           (A) twenty-four (24) months after the date of effectiveness of such Registration Statement (excluding any period during which the Registration Statement is suspended pursuant to Section 4(d)); (B) the date on which the Registrable Securities are sold; (C) the date that such shares cease to be treated as Registrable Securities because all such shares are eligible to be sold on a single day under Rule 144 promulgated under the Securities Act; or (D) the completion by the underwriters of the distribution pursuant to such Registration Statement;

                                    (ii) prepare and file with the SEC such
                           amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 4(a)(i) hereof;

                                    (iii) comply with the provisions of the
                           Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

                                    (iv) furnish to each seller of Registrable
                           Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                                    (v) use its best efforts to register or
                           qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not otherwise qualified or otherwise would be required to qualify but for this subparagraph, or (ii) consent to general service of process in any such jurisdiction, unless it is already subject to service in such jurisdiction);

                                    (vi) notify each seller of such Registrable
                           Securities, at any time when a prospectus relating thereto is required to be delivered under the

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                           Securities Act, of the happening of any event as a
                           result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to the right of the Company to suspend sales under Section 4(d) below, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                                    (vii) if the Registrable Securities are to
                           be sold in a firm commitment underwritten offering, enter into a customary underwriting agreement and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                                    (viii) advise each seller of such
                           Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                                    (ix) cause all such Registrable Securities
                           registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed; and

                                    (x) permit, at the cost and expense of the
                           Company in accordance with Section 9 hereof, a single firm of counsel designated as counsel of sellers of Registrable Securities by the holders of a majority in interest of the Registrable Securities to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC and state authorities, and not file any such Registration Statement, amendment or supplement in a form to which such counsel reasonably objects.

         Section 5. Further Obligations of the Parties.

                  (a) Whenever under the preceding sections of this Agreement, the Company is required hereunder to register Registrable Securities, it agrees that it shall also do the following:

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                                    (i) Upon three days' prior written notice
                           and at reasonable times during normal business hours and without undue interruption of the Company's business or operations, permit each selling Holder or his counsel or other representatives to inspect and copy such corporate documents, records and properties as may reasonably be requested by them to enable them to exercise their due diligence responsibilities, and cause the Company's officers, independent certified public accountants and agents to supply any information reasonably requested for that purpose;

                                    (ii) Furnish on the date that Registrable
                           Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, to each selling Holder a copy of:

                                             (A) an opinion of counsel for the
                                    Company, dated the effective date of the Registration Statement, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities; and

                                             (B) a "comfort letter" signed by
                                    the Company's independent public accountants who have examined and reported on the Company's financial statements included in the Registration Statement, to the extent permitted by the applicable standards of the American Institute of Certified Public Accountants;

                  in each case covering substantially the same matters with respect to the Registration Statement (and the prospectus included therein) and with respect to events subsequent to the date of the financial statements, as are customarily covered in an opinion of issuer's counsel and in an accountants' "comfort letter" delivered to the underwriters in underwritten public offerings of securities in accordance with Statement on Auditing Standards No. 72; and

                                    (iii) Use its best efforts to insure the
                           obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

                  (b) Whenever the Holders are registering Registrable Securities pursuant to any Registration Statement, each such Holder agrees to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Securities.

                  (c) Each Holder of Registrable Securities covenants and agrees that (i) such Holder will not sell any Registrable Securities under a Registration Statement until such Holder has received copies of the prospectus as then amended or supplemented and notice from the Company that such Registration Statement and any post-effective amendments thereto have

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become effective and (ii) such Holder and its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to such Registration Statement.

                  (d) Each Holder of Registrable Securities agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Subsections 4(a)(vi) or 4(a)(viii), such Holder will forthwith discontinue disposition of such Registrable Securities until such Holder's receipt of the copies of the supplemented prospectus and/or amended Registration Statement contemplated by Subsection 4(a)(iv), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement.


         Section 6. Indemnification of Holder Indemnified Persons.

                  (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, the Company will, to the extent permitted by law, indemnify and hold harmless each Holder Indemnified Person from and against any and all Liabilities, joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Holder Indemnified Person, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities authority, in any preliminary or amended preliminary prospectus or in the final prospectus (or the Registration Statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws or regulations applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder Indemnified Person expressly for use therein or unless (ii) in the case of a sale directly by such Holder (including a sale of such Registrable Securities through any underwriter retained by Holder to engage in a distribution solely on behalf of Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder of Registrable Securities failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such Liability in any case where such delivery is required by the Securities Act or any state securities laws.

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                  (b) Promptly after receipt by any Holder Indemnified Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder Indemnified Person will notify the Company in writing of the commencement thereof, and, subject to the provisions hereafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder Indemnified Person and the payment of expenses insofar as such action shall relate to any alleged Liability in respect of which indemnity may be sought against the Company.

                  (c) Such Holder Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company unless (i) the employment of such counsel has been specifically authorized by the Company or (ii) representation by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between such Holder Indemnified Person and any other party represented by such counsel in such proceeding. The Company shall not be liable to indemnify any Holder Indemnified Person for settlement of any action effected without the Company's consent.

                  (d) The Company shall not, except with the approval of each Holder Indemnified Person being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                  (e) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the liability of each Holder under this Section shall be limited to an amount equal to the aggregate proceeds (net of underwriting discounts and commissions) from the sale of the Registrable Securities received by such Holder from the shares sold by such Holder in the offering in question.

         Section 7. Indemnification of Company Indemnified Persons.

                  (a) In the event that the Company registers any of the Registrable Securities under the Securities Act, each Holder of the Registrable Securities so registered, to the extent permitted by law, will (severally and not jointly) indemnify and hold harmless the Company

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Indemnified Persons from and against any and all Liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Company Indemnified Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any Liability, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any filing with any state securities commission or agent, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the Registration Statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but in each case only to the extent that any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company expressly for use in connection with such registration; provided, however, that in no event shall any indemnity by a Holder under this Agreement exceed the amount of the public offering price (net of underwriting discounts and commissions) of all Registrable Securities offered by such Holder in the offering question.

                  (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Company Indemnified Person, the Company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against the Holder.

                  (c) Each Company Indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of such Holder of Registrable Securities unless employment of such counsel has
(i) been specifically authorized by such Holder of Registrable Securities or
(ii) representation by the counsel retained by such Holder would be inappropriate due to actual or potential differing interests between the Company and any other party represented by such counsel in such proceeding. Such Holder of Registrable Securities shall not be liable to indemnify any Person for any settlement of any such action effected without such Holder's consent.

                  (d) Such Holder shall not, except with the approval of each party being indemnified under this Section, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

                  (e) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable

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by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the liability of each Holder under this Section shall be limited to an amount equal to the aggregate proceeds (net of underwriting discounts and commissions) from the sale of the Registrable Securities received by such Holder from the shares sold by such Holder in the offering in question.

         Section 8. Damages. The Company recognizes and agrees that the Holder of Registrable Securities will not have an adequate remedy if the Company fails to comply with this Agreement and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Holder of Registrable Securities or any other Person entitled to the benefits of this Agreement requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

         Section 9. Expenses of Registration.

                  (a) The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to this agreement, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders not to exceed $10,000; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the underwriters' commissions or discounts attributable to the Registrable Securities, (ii) the cost and expense of procuring underwriters' insurance in connection with the sale of Registrable Securities by Holders of Registrable Securities, or (iii) any portion of the fees or disbursements of more than one counsel for the selling Holders of Registrable Securities in connection with the registration of their Registrable Securities.

                  (b) The Company shall pay all expenses in connection with any registration initiated pursuant to Section 2 or 3 which is withdrawn, delayed or abandoned at the request of the Company, unless such registration is withdrawn, delayed or abandoned solely because of any actions of the Holders of Registrable Securities.

                  (c) Notwithstanding paragraph (a) above, the Company shall not be required to pay any expenses of a registration begun pursuant to Section 2 if the request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities covered thereby, unless at the time of withdrawal, the Holders have learned of a Material Adverse Event with respect to the Company.

         Section 10. Right of Company To Delay Registration. For a period or periods not exceeding ninety (90) days in the aggregate in any twelve (12) month period, the Company shall not be obligated to prepare and file, or be prevented from delaying, abandoning or suspending sales under, a Registration Statement pursuant to this Agreement or any amendment to a Registration Statement or a prospectus supplement thereunder at any time when the Company, in the good faith judgment of the Company's Board of Directors upon advice of counsel, reasonably believes:

                  (a) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect (i) a pending or scheduled public offering of the Company's securities, (ii) an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction by the Company, (iii) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (iv) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and

                  (b) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Exchange Act.

         Section 11. Conditions to Registration Obligations. The Company shall not be obligated to effect the registration of Registrable Securities pursuant to Section 2 or 3 unless all Holders of shares being registered consent to the following conditions:

                  (a) conditions prohibiting the sale of shares by such Holders until the Registration Statement shall have been effective for a specified period of time;

                  (b) conditions requiring Holder to comply with all prospectus delivery requirements of the Securities Act and with all anti-stabilization, anti-manipulation and similar provisions of Section 10 of the Exchange Act and any rules issued thereunder by the SEC, and to furnish to the Company information about sales made in such public offering;

                  (c) conditions prohibiting such Holders upon receipt of telegraphic or written notice from the Company (until further notice) from effecting sales of shares, such notice being given to permit the Company to correct or update a registration statement or prospectus;

                  (d) conditions requiring that at the end of the period during which the Company is obligated to keep the Registration Statement effective under Section 5 of the Securities Act, the Holders of shares included in the Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement that remain unsold, and requiring such Holders to notify the Company of the number of shares registered that remain unsold immediately upon receipt of notice from the Company; and

                  (e) in connection with an offering made pursuant to Section 3, conditions requiring the Holders of Registrable Securities to enter into an underwriting agreement in form and substance reasonably satisfactory to the Company, provided that any managing underwriter engaged by the Company shall require the approval in writing of a majority of the Holders of Registrable Securities requesting such registration, which consent shall not be unreasonably withheld.

         Section 12. Transferability of Registration Rights. For all purposes of this Agreement, the Holder of Registrable Securities shall include not only the initial Investors but any general or limited partner of or any officer or director of any Investor or their affiliates, including, but not limited to, their immediate family, irrevocable trusts for estate planning purposes and personal representatives; provided, however, that such assignee or transferee agrees in writing to be bound by all of the provision of this Agreement

         Section 13. Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority of the Holders of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder
(a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not in any manner reduce the amount of the Registrable Securities of the Holders that is included or (b) exercise any rights more favorable than those granted to the Holders pursuant to this Agreement.

         Section 14. Miscellaneous.

                  (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in Section 9.1 of the Series B Securities Purchase Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, on the next business day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

                  (b) Entire Agreement. This Agreement, including exhibits, or other documents referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

                  (c) Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority of the Holders of Registrable Securities then outstanding; provided, however that any amendment or waiver having an adverse affect on any Holder shall only be effective if executed by such Holder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, the Investors, and the Company. No such waiver or consent, in either case, shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent, in either case, shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

                  (d) Assignment. Except as otherwise provided in Section 14 hereof, neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred or otherwise disposed of by operation of law or otherwise, to any third person without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section 15(d) shall be void and without force or effect. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

                  (e) Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

                  (f) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

                  (g) Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect.

                  (h) Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

                  (i) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

                  (j) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (k) Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Investors will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 6 or 7).

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of this ___ day of August, 2001.

                             AMERICAN BIOGENETIC SCIENCES, INC.


                             By:
                                    Name:    Josef C. Schoell
                                    Title:   President, COO and CFO


                             SERIES A HOLDERS:

                             -------------------------------------------
                             Alfred J. Roach

                             BIOTECHNOLOGY VALUE FUND, L.P.
                             By:      BVF PARTNERS L.P., its General Partner
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             BIOTECHNOLOGY VALUE FUND II, L.P.
                             By:      BVF PARTNERS L.P., its General Partner
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             INVESTMENT 10 L.L.C.
                             By:      BVF PARTNERS, L.P., its Investment Advisor
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             SERIES B INVESTORS:

                             BIOTECHNOLOGY VALUE FUND, L.P.
                             By:      BVF PARTNERS L.P., its General Partner
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             BIOTECHNOLOGY VALUE FUND II, L.P.
                             By:      BVF PARTNERS L.P., its General Partner
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             INVESTMENT 10 L.L.C.
                             By:      BVF PARTNERS, L.P., its Investment Advisor
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                             BVF INVESTMENTS, L.L.C.
                             By:      BVF PARTNERS, L.P., its Investment Advisor
                                      By:      BVF, INC., its General Partner

                                               By:
                                                        ------------------------
                                                        Mark N. Lampert
                                                        President

                                   SCHEDULE A

                                    INVESTORS

Alfred J. Roach

BIOTECHNOLOGY VALUE FUND, L.P.

BIOTECHNOLOGY VALUE FUND II, L.P.

INVESTMENT 10 L.L.C.

BVF INVESTMENTS, L.L.C.